EXHIBIT 23.1

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of our report dated February 28, 1999, except as to the information presented in Notes 4, 8 and 16, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule of Gentiva Health Services, Inc., which appears in Gentiva Health Services, Inc.'s Form S-4 dated February 9, 2000.




/s/ PricewaterhouseCoopers LLP

New York, New York
March 21, 2000